Exhibit 10.1


                                AMENDMENT NO. 2

This AMENDMENT NO. 2 dated as of, May 6, 2009, (this "Amendment") by and between FRONTIER COMMUNICATIONS CORPORATION, a Delaware corporation (formerly Citizens Communications Company) ("Borrower"), and RURAL TELEPHONE FINANCE COOPERATIVE, a District of Columbia cooperative association ("Lender").

                                    RECITALS

     WHEREAS, Borrower and Lender have entered into a Loan Agreement dated as of October 24, 2001, as amended by Amendment No. 1 dated as of March 31, 2003 (jointly the "Loan Agreement");

     WHEREAS, Borrower has requested Lender to consent to certain modifications to the terms and conditions of the Loan Agreement and Lender has agreed to such modifications;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree as follows:

     1. Definitions. Terms not specifically defined herein shall have the meanings respectively assigned to them in the Loan Agreement.

     2.   Representations   and  Warranties.   Borrower  hereby  represents  and
          warrants that as of the date hereof the Loan Agreement is in full force and effect, and Borrower is not in default of any Obligation.

     3. Section 6.03 of the Loan Agreement is hereby deleted in its entirety and shall be replaced by the following:

               6.03 Financial Ratio. As of the end of each fiscal quarter of the Borrower, the Borrower shall have a Leverage Ratio not greater than 4.50 to 1.00.

     4.   The following shall be added to Section 2.03 of the Loan Agreement:

               (d) Notwithstanding anything set forth herein to the contrary, if, as of the end of any fiscal quarter of the Borrower, the Borrower has a Leverage Ratio in excess of 4.00 to 1.00 the Applicable Rate shall be increased by 0.25% and such increased rate shall apply to the next quarterly payment.

     5. Merger and Integration. This Amendment, the Loan Agreement and the matters incorporated by reference contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby.

     6. Severability. If any term, provision or condition, or any part thereof, of this Amendment, shall for any reason be found or held invalid or unenforceable such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Amendment, and the Loan Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

     7. Incorporation of Terms of Loan Agreement. Except as otherwise amended or modified herein, the terms, conditions and provisions of the Loan Agreement are incorporated herein by reference as if set forth in full herein and remain in full force and effect.



          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

          FRONTIER COMMUNICATIONS CORPORATION

          By:     /s/ David R. Whitehouse
              -------------------------------------------
                      David R. Whitehouse
                      Senior Vice President and Treasurer


          Attest:    /s/ David G. Schwartz                            (SEAL)
                  ---------------------------------------
                         Assistant Secretary



         RURAL TELEPHONE FINANCE COOPERATIVE

         By: /s/ Barry Carroll
             ---------------------------------

         Name: Barry Carroll
               -------------------------------

         Title: Assistant Secretary-Treasurer
                ------------------------------


         Attest: /s/ William R. Knecht, III                           (SEAL)
                 -----------------------------
                  Assistant Secretary-Treasurer